Exhibit 24

AJ. ROBBINS, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

216 SIXTEENTH STREET

SUITE 600

DENVER, CO  80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Universal Guardian Holdings, Inc., on Form S-8, of our report dated March 11, 2005, for the years ended December 31, 2004 and 2003 and all references to our firm included in this Registration Statement.

AJ. ROBBINS, P.C.

  CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado

November 16, 2005